Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME FOR THE SECOND QUARTER OF 2011

NEW YORK, August 1, 2011—Loews Corporation (NYSE:L) today reported net income for the 2011 second quarter of $252 million, or $0.62 per share, as compared to $366 million, or $0.87 per share, in the 2010 second quarter. Income before net investment gains for the 2011 second quarter was $240 million, as compared to $365 million in the 2010 second quarter.

Book value per share increased to $46.81 at June 30, 2011 compared to $45.54 at March 31, 2011 and $44.51 at December 31, 2010.

Net income and earnings per share information attributable to Loews Corporation is summarized in the table below:

	June 30,
	Three Months		Six Months
(In millions, except per share data)	2011	2010	2011	2010

Net income attributable to Loews Corporation:
Income before net investment gains	$240	$365	$610	$774
Net investment gains	12	1	24	12
Net income attributable to Loews Corporation	$252	$366	$634	$786

Net income per share	$0.62	$0.87	$1.54	$1.87
Book value per share at:
June 30, 2011	$46.81
December 31, 2010	$44.51

Three Months Ended June 30, 2011 Compared with 2010

Net income decreased primarily due to lower favorable net prior year development recorded by CNA Financial Corporation in 2011 than in 2010, as well as higher natural catastrophe losses in 2011. These declines were partially offset by higher earnings at Diamond Offshore Drilling, Inc. primarily due to an increase in utilization of high specification floaters.

Six Months Ended June 30, 2011 Compared with 2010

In the first six months of 2011, net income decreased as compared to the prior year period primarily due to lower favorable net prior year development in 2011 than in 2010, and higher natural catastrophe losses in 2011 at CNA.

Net income included net investment gains of $24 million (after tax and noncontrolling interests) in the first six months of 2011 as compared to net investment gains of $12 million in the comparable prior year period. Net investment gains for the six months ended June 30, 2011 were driven by net trading activity and lower other-than-temporary impairment losses at CNA as compared to the prior year period.

SHARE REPURCHASES

At June 30, 2011, there were 404.9 million shares of Loews common stock outstanding. During the three and six months ended June 30, 2011, the Company purchased 5.5 million and 9.9 million shares of its common stock at an aggregate cost of $228 million and $415 million. From July 1, 2011 to July 28, 2011, the Company purchased an additional 1.0 million shares of its common stock at an aggregate cost of $41 million. Depending on market conditions, the Company from time to time purchases shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

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CONFERENCE CALLS

A conference call to discuss the second quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Monday, August 1, 2011. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 81592762. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the second quarter results of CNA has been scheduled for 10:00 a.m. EDT, Monday, August 1, 2011. A live webcast will be available at http://investor.cna.com. Those interested in participating in the question and answer session should dial (888) 312-9865, or for international callers, (719) 325-2336. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the second quarter results of Boardwalk Pipeline has been scheduled for 9:00 a.m. EDT, Monday, August 1, 2011. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (800) 510-9691 or for international callers, (617) 614-3453. The conference ID number is 87283936. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the second quarter results of Diamond Offshore was held on Thursday, July 21, 2011. An online replay is available on Diamond Offshore’s website (www.diamondoffshore.com).

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ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 64% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

June 30,
Three Months		Six Months
2011	2010	2011	2010
(In millions, except per share data)

Revenues:
Insurance premiums	$1,595	$1,608	$3,210	$3,223
Net investment income	519	526	1,180	1,143
Investment gains	19	11	42	32
Contract drilling revenues	870	812	1,659	1,656
Other	539	529	1,119	1,145
Total	3,542	3,486	7,210	7,199

Expenses:
Insurance claims & policyholders’ benefits	1,367	1,147	2,731	2,455
Contract drilling expenses	388	352	750	658
Other	1,236	1,184	2,417	2,387
Total	2,991	2,683	5,898	5,500

Income before income tax	551	803	1,312	1,699
Income tax expense	(144)	(262)	(340)	(535)

Net income	407	541	972	1,164
Amounts attributable to noncontrolling interests	(155)	(175)	(338)	(378)
Net income attributable to Loews Corporation	$252	$366	$634	$786

Diluted income per share attributable to Loews Corporation	$0.62	$0.87	$1.54	$1.87

Weighted diluted number of shares	408.74	419.38	411.27	421.48

Loews Corporation and Subsidiaries
Additional Financial Information

June 30,
Three Months		Six Months
2011	2010	2011	2010
(In millions)

Revenues:
CNA Financial	$2,183	$2,204	$4,485	$4,485
Diamond Offshore	892	823	1,701	1,685
HighMount	98	105	202	253
Boardwalk Pipeline	263	256	574	557
Loews Hotels	89	81	169	156
Investment income and other	(2)	6	37	31
	3,523	3,475	7,168	7,167

Investment gains (losses):
CNA Financial	19	29	41	63
Corporate and other		(18)	1	(31)
	19	11	42	32
Total	$3,542	$3,486	$7,210	$7,199

Income (Loss) Before Income Tax:
CNA Financial	$163	$420	$477	$746
Diamond Offshore	343	320	639	725
HighMount	24	18	53	75
Boardwalk Pipeline (a)	13	53	95	141
Loews Hotels	11	6	14	5
Investment income, net		4	41	30
Other (b)	(22)	(29)	(49)	(55)
	532	792	1,270	1,667

Investment gains (losses):
CNA Financial	19	29	41	63
Corporate and other		(18)	1	(31)
	19	11	42	32
Total	$551	$803	$1,312	$1,699

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$103	$247	$293	$453
Diamond Offshore	125	104	242	240
HighMount	15	5	34	37
Boardwalk Pipeline (a) (c)	5	21	38	59
Loews Hotels	6	4	8	3
Investment income, net	1	3	28	20
Other (b)	(15)	(19)	(33)	(38)
	240	365	610	774

Investment gains (losses):
CNA Financial	12	12	24	31
Corporate and other		(11)		(19)
	12	1	24	12
Net income attributable to Loews Corporation	$252	$366	$634	$786

(a)
Includes an impairment charge of $28 million ($11 million after tax and noncontrolling interests) for the three and six months ended June 30, 2011 related to the carrying value of certain steel pipe materials.

(b)	Consists primarily of corporate interest expense and other unallocated expenses.
(c)	Represents a 65.1%, 65.9%, 65.5% and 67.5% ownership interest in Boardwalk Pipeline for the respective periods.